                         EXECUTIVE EMPLOYMENT AGREEMENT


     This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made this 5th day of October, 1996, by and between Robert Taft ("Employee") and Au Bon Pain, Co., Inc., a Delaware corporation with a principal place of business in Boston, Massachusetts (the "Company").

     WHEREAS, the Company wishes to employ and engage the services of the Employee in an executive capacity for the Company, upon the terms, conditions and provisions of this Agreement; and

     WHEREAS, the Employee desires to provide services to the Company in accordance with the terms, conditions and provisions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Employee hereby agree as follows:

     1. Definitions
        -----------

     For all purposes of this Agreement, the following terms shall have the meanings specified in this Section 1 unless the context clearly requires otherwise:

     (a) "BASE SALARY" means the Employee's annualized base salary (including car allowance) set forth in Section 3(a) of this Agreement, and such increases thereto as may be established by the Company from time to time. In no event, however, shall Employee's Base Salary be less than the amount set forth in
Section 3(a) of this Agreement. "Base Salary" shall not include any bonus, incentive compensation or employee benefits;

     (b) "BENEFITS" means all employee benefits provided to the Employee by the Company, including medical, dental, long-term disability, life insurance, and such other benefits as may be provided from time to time by the Company generally to its employees;

     (c) "INCENTIVE COMPENSATION" means any compensation provided to the Employee by the Company during the term of this Agreement, other than Base Salary and Benefits, pursuant to Section 3(b) of this Agreement;

     (d) "SEVERANCE" means payments made by the Company to the Employee after termination of employment, pursuant to this Agreement, at the rate of the Employee's annualized Base Salary (including car allowance) as of the date of Employee's termination. Severance is payable on a weekly basis in substantially equal installments following Employee's termination, in such increments and for such period(s) of time designated in this Agreement ("Severance Period"). Severance shall not include any bonuses or other Incentive Compensation. Except as set forth in the immediately preceding sentence, Severance shall also include the continuation of Employee's Benefits existing at the time of Employee's termination for the Severance Period. Employee shall be responsible for making all required contributions to continue Benefits during the Severance Period on the same basis as existed at the time of the Employee's termination. Severance shall be reduced (dollar for dollar) by any compensation and benefits Employee receives or earns during the Severance Period from any source other than the Company including, without limitation, salary, employee benefits, consulting fees, income from self-employment or otherwise.

     2. Employment
        ----------

     The Company agrees to employ the Employee to render services to the Company in an executive capacity. Effective as of the date hereof, Employee hereby accepts such employment subject to the terms and conditions set forth herein. Employee agrees to devote his full attention, best talents and abilities to the job and to perform faithfully his duties and responsibilities hereunder.

     3. Compensation
        ------------

     (a) Base Salary and Benefits

     The Company shall pay Employee a Base Salary at the rate of $250,000.00 annualized, a car allowance of $96.16 per week, Incentive Compensation, and Benefits, subject to federal and state withholdings and customary payroll deductions. The Company shall conduct a review of Employee's performance no later than March 15, 1998, and increases, if any, in Employee's compensation at that time shall be retroactive to January 1, 1998.

     (b) Incentive Compensation

     The Company shall pay Employee Incentive Compensation as follows:

     (i) 1996

     The Employee will be included in the Company's Pay for Performance Program from the beginning of Employee's employment until December 31, 1996. Employee's 1996 Incentive Compensation will be contingent on Employee's continued employment by the Company through the payment date of March 15, 1997. The 1996 Incentive Compensation payment will be calculated by dividing $110,000.00 by 52 weeks ($2,115.00) and multiplying this number by the total number of full weeks Employee is employed in calendar year 1996.

     (ii) 1997

     Employee's 1997 Incentive Compensation will be 5.0% of the calculated incremental ABP NBT. ABP NBT will be calculated as follows:

     1. Net ABP Division store operating contribution, plus ABP production contribution on products manufactured by ABP Manufacturing, less:

          a)   ABP Retail overhead expense;

          b) allocated corporate overhead expense calculated as ABP stores gross sales divided by total gross sales multiplied by corporate overhead expense;

          c) allocated ABP manufacturing overhead expense based on the proportion of the ABP manufacturing transfer sales to the total manufacturing transfer sales; and

          d) a 12% cost of capital charge or credit based on the fiscal year's net capital generation or usage versus the 1996 Base Year.

Incremental ABP NBT shall be ABP NBT for the given fiscal year less ABP NBT for the 1996 Base Year.

     For the 1997 plan year (FY January through December), Employee is guaranteed a minimum Incentive Compensation payment, contingent upon continued employment with the Company until March 15, 1998. This minimum payment shall be equivalent to the difference between the 1996 Incentive Compensation payment, as set forth above, and $110,000.00.

     (iii) 1998

     The Employee's Incentive Compensation will be reviewed for the 1998 plan year, and adjusted in the sole discretion of the Company in the context of the business. The Company reserves the right to change, modify or revoke the Employee's 1998 Incentive Compensation.

     4. Term
        ----

     Unless terminated as provided in Section 5, or as otherwise provided in this Agreement, this Agreement shall continue for a two-year period from the commencement of Employee's employment with the Company or the effective date of this Agreement, whichever is later; thereafter, this Agreement shall automatically renew for additional one-year periods, unless either party notifies the other in writing of its intent not to renew this Agreement at least twenty-six (26) weeks prior to its expiration. In the event the

Employee gives notice of intent not to renew this Agreement, the Employee shall not be entitled to Severance. In the event the Company gives notice of intent not to renew this Agreement, at the expiration of the Agreement the Employee shall be entitled to twenty-six (26) weeks' Severance.

     5. Termination
        -----------

     (a) Termination for Cause
         ---------------------

     The Company may terminate Employee's employment at any time for cause, upon written notice specifying the reasons. As used herein, the term "cause" shall mean:

     (i) The commission by Employee of any act of embezzlement, fraud, larceny, theft, or other willful misconduct or gross negligence in connection with the performance of Employee's duties which adversely affects the affairs of the Company;

     (ii) Employee's conviction of a felony, or conviction of a misdemeanor involving moral turpitude;

     (iii) A material breach of the terms of this Agreement which continues for fifteen (15) days after the Company has given written notice to the Employee specifying in reasonable detail the material breach.

     (b) Termination Without Cause
         -------------------------

     Notwithstanding any other provision of this Agreement, the Company may terminate Employee's employment, without cause, at any time, for any reason, effective upon thirty (30) days' written notice to the Employee. In the event of a termination without cause, the Employee shall be entitled to fifty-two (52) weeks' Severance.

     (c) Resignation
         -----------


     The Employee may at any time during the term of this Agreement resign employment, effective upon ninety (90) days' written notice to the Company. Upon such resignation, the Employee shall not be entitled to any Severance, and, except as otherwise specifically set forth herein, the obligations of the Company to the Employee under this Agreement shall terminate upon the effective date of such resignation. Employee agrees to continue to perform his duties hereunder, and otherwise assist the Company in an orderly transition, during such ninety-day period.

     (d) Disability
         ----------

     The Company may terminate Employee's employment if, at any time during the term of this Agreement, the Employee shall become disabled so that he is unable to perform the Employee's regular duties of employment, with reasonable accommodation, for a period of ninety (90) days in the aggregate during any 180-day period. The determination of the Employee's disability for purposes of this Section 5(d) shall be made by a qualified physician acceptable to both parties. In the event that the Company and the Employee are unable to agree upon a qualified physician, each party shall select a qualified physician, and in the event those two physicians are unable to agree upon a determination as to the Employee's disability, a third neutral physician ("Neutral Physician") acceptable to the parties shall be selected. The determination of disability by the Neutral Physician shall be final and binding for purposes of this Agreement. In the event this Agreement is terminated pursuant to this Section 5(d), the Employee shall be entitled to fifty-two (52) weeks' Severance. Such Severance shall be offset dollar for dollar by any payments made in the aggregate to the Employee under the Company's existing Salary Continuation and Long-Term Disability Plan(s).

     (e) Relocation of Employee
         ----------------------

     Should the Company require the Employee's place of work to be relocated outside of the Greater Boston area, the Employee may elect to terminate his employment with the Company, upon thirty (30) days' written notice to the Company, and the Employee shall be entitled upon such termination to fifty-two
(52) weeks' Severance.

     (f) Stock Options
         -------------

     Should the Board of Directors of the Company fail to approve the recommended schedule of stock options to be awarded to the Employee set forth in
Section 10 of this Agreement at the next Board of Directors' meeting following the Employee's date of hire, or each subsequent anniversary date, the Employee may within thirty (30) days of the next Board of Directors' meeting following Employee's date of hire or subsequent anniversary date, as the case may be, terminate his employment with the Company, effective upon thirty (30) days' written notice to the Company, and the Employee shall be entitled upon such termination to fifty-two (52) weeks' Severance.

     (g) Death
         -----

     This Agreement and all obligations of the Company hereunder shall terminate upon the death of the Employee. In the event of a termination upon the death of the Employee, monies or compensation owed by the Company to the Employee up to the date of termination shall be paid to the Employee's estate or designee.

     6. Confidential Nature of this Agreement
        -------------------------------------

     Employee agrees to keep confidential the terms of this Agreement. A violation of this provision shall entitle the Company to terminate this Agreement immediately, for cause, as set forth in Section 5(a)(iii). Notwithstanding the above, the Employee may disclose the terms of this Agreement to his/her immediate family, bankers, accountants, attorneys, and other financial advisers, the Internal Revenue Service, the Massachusetts Department of Revenue, in the event that disclosure is necessary in litigation or arbitration involving this Agreement, or in the event that such disclosures shall be compelled by law.

     7. Confidential and Proprietary Information
        ----------------------------------------

     (a) The Employee understands and acknowledges that in the course of employment with the Company, Employee will have access to confidential and proprietary information of the Company and its Affiliates (which shall mean entities controlling, controlled by or under common control with the Company, including without limitation, Saint Louis Bread Company, Inc. and its Affiliates) which constitute valuable, special and unique assets of the Company and its Affiliates. For purposes of this Agreement, such confidential and proprietary information shall include, without limitation, the following: trade secrets; operating techniques; procedures and methods; product specifications; customer lists; account information; price lists; discount schedules; correspondence with customers, vendors, employees, partners or others; drawings; software; leads from suppliers; marketing techniques; procedures and methods; employee lists; internal financial reports of the Company and its Affiliates; sourcing lists; and recruiting lists (collectively, "Confidential Information").

     (b) The Employee agrees that during the term of this Agreement and at any time thereafter, Employee will not, without the authorization of the Company:
(i) disclose any Confidential Information to any person or entity for any purpose whatsoever; or (ii) make use of any Confidential Information for Employee's own purposes or for the benefit of any other person or entity, other than the Company and its Affiliates.

     (c) The Employee agrees that upon the request of the Company or upon termination of employment, Employee shall return to the Company all documents or other materials, including electronic or computerized data, containing or relating to Confidential Information, along with all other Company property.

     8. Restrictive Covenant
        --------------------

     During the term of this Agreement, and for one year after its termination, for whatever reason, the Employee shall not, directly or indirectly, either as an individual, employee, partner, officer, owner, director, shareholder, advisor or consultant, or in any other capacity whatsoever, on behalf of any person, firm, corporation, partnership or entity:

     (a) be employed by or retained as a consultant or advisor to a competitive entity in the bakery/coffee/deli business. For purposes of this Agreement, "competitive entity" includes, without limitation, the following companies doing business as: Wall Street Deli; Paradise Bakery, Inc.; Starbucks; Vie De France; Java City; Bruegger's Bagel Bakery; Finagle-A-Bagel; Le Boulangerie; Great Harvest; Einstein's/Noah's; Peet's; Corner Bakery; Big Sky, and their respective parents, subsidiaries, franchisees, affiliates, successors or assigns. Notwithstanding the above, "competitive entity" shall not include Paradise Bakeries of Tulsa, Inc. and any of its franchises or stores (collectively, the "PBT Franchises"). Additionally, "competitive entity" shall include, without limitation, any company which generates in the aggregate more than 25% of its revenues from the sale of baked goods and coffee, and their respective parents, subsidiaries, franchisees, affiliates, successors or assigns. Notwithstanding the above, the direct or indirect ownership of one percent (1%) or less of the stock of a competitive entity whose shares are listed on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System or so-called Bulletin Board shall not, in and of itself, be deemed to be a violation of this Section 8(a);

     (b) recruit, solicit, hire, or assist any other person or party in recruiting, soliciting, or hiring any employee of the Company or any of its Affiliates or any of their respective franchises.

     In addition, Employee agrees that during the term of this Agreement, he shall not make any investment in or contribution to any of the PBT Franchises, except that he may invest money in the development of one additional franchise of the PBT Franchises. However, to the extent that the Employee maintains an ownership interest in any of the PBT Franchises during the term of this Agreement, he shall not exert any control or influence over the management of any of the PBT Franchises, and Employee's interest in the PBT Franchises shall be put into a trust for the term of this Agreement with a non-family member designated to represent his shares on any corporate matters. The Company may, in its sole discretion, waive enforcement of the provisions of this Section 8, which waiver shall be evidenced solely by the execution and delivery to the Employee of a written document setting forth the terms of such waiver, executed by an authorized representative of the Company.

     9. Enforcement
        -----------

     Employee agrees and acknowledges that a violation of Sections 7 or 8 of this Agreement shall entitle the Company to terminate this Agreement immediately, which termination shall be conclusively deemed to be a termination for cause, as set forth in Section 5(a) hereunder. In the event of a violation of Sections 7 or 8 of this Agreement, any further Severance, salary continuation, Benefits or other future compensation otherwise owed pursuant hereto shall be forfeited, and any Severance already paid or provided to the Employee shall likewise be forfeited and shall be immediately returned to the Company.

     The Employee acknowledges and agrees that the Company's remedies at law for a breach of Sections 7 or 8 of this Agreement are inadequate and that the harm caused thereby is irreparable. The Employee expressly agrees that in the event of a violation of Sections 7 or 8 of this Agreement, the Company shall be entitled to equitable relief enforcing the terms of this Agreement, including without limitation, specific performance, a temporary restraining order, preliminary injunction or permanent injunction to prevent any breach or attempted breach thereof. The provisions of Sections 7, 8 and 9 shall survive the termination of this Agreement, in addition to any others which may survive pursuant to the terms of this Agreement.

     10. Stock Options
         -------------

     The Co-Chairman and CEO of the Company agrees to recommend to the Board of Directors that the Employee be granted stock options in the Company at the next Board of Directors' meeting following Employee's date of hire, with vesting over a five-year period of time (25% vesting on each of the second, third, fourth and fifth anniversaries of employment start date). The price per share depends on the value per share from Employee's exact start date and the value per share on each subsequent anniversary of employment, provided Employee is still employed with the Company. Upon the first installment Employee will be awarded 50,000 shares of stock options subject to a five-year vesting period. In addition, and contingent upon continued employment on each of Employee's anniversary dates, consideration will be given by the Board of Directors based on the Company's performance, Employee's performance, and availability of stock in the option plan to award Employee additional stock options as follows. On Employee's 1997 anniversary date with the Company, Employee will be awarded options to purchase 20,000 shares of stock. For 1997 only, Employee will be granted an additional amount of stock options calculated as 20,000 times the difference in stock price as of that date and $8.00 divided by the stock option price as of that date. No additional stock options beyond the first 20,000 will be granted if the value of this calculation is less than or equal to zero.

Example:
Hire Date = 10/1/96
Anniversary Date = 10/1/97
Stock Price on 10/1/97 = $10.00
Additional Stock Granted beyond the 1st 20,000 = 20,000 times ($10.00-$8.00)
                                                              --------------
                                                                  $10.00

                      = 4,000 stock options

     On Employee's 1998 anniversary date with the Company, Employee will be awarded options to purchase 10,000 shares of stock; on Employee's 1999 anniversary date with the Company, Employee will be awarded 10,000 shares of stock options; on Employee's 2000 anniversary date with the Company, Employee will be awarded options to purchase 10,000 shares of stock. The price per share depends on the value per share on those exact dates, and all options described in this Section 10 are subject to a five-year vesting schedule (25% on each second, third, fourth and fifth anniversaries of the respective dates of grant).

     11. Severability
         ------------

     If any provision of this Agreement including, without limitation, Sections 7, 8 or 9 hereof, is declared or found to be illegal, unenforceable, void, overbroad, or unreasonable in scope, territory, or duration, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable, void, overbroad, or unreasonable in scope, territory or duration. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying any such illegal, unenforceable, void, overbroad or unreasonable provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. The foregoing notwithstanding, if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

     12. Arbitration
         -----------

     Any controversy or claim arising out of or relating to this Agreement or Employee's employment with the Company, except for claims of violation by the Employee of Sections 7 and 8 hereof which may be enforced by the Company in a court of competent jurisdiction pursuant to Section 9 hereof, shall be settled exclusively by binding arbitration before a single arbitrator in the City of Boston, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The provisions hereof shall be a complete bar and defense to any suit, action or proceeding instituted by the Employee in any federal, state or local court or before any administrative tribunal with respect to any matter which is arbitrable as herein set forth. This Section shall survive the termination or expiration of this Agreement. Nothing herein contained shall be deemed to give any arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any provisions of this Agreement. The arbitrator shall have no authority to award punitive damages or attorney's fees to any party. The decision of the arbitrator shall be final and conclusive. Judgment on an award rendered by the arbitrator may be entered in any court of competent jurisdiction.

     13. No Conflicting Agreements
         -------------------------

     Employee hereby represents and warrants that neither the entry into this Agreement nor its performance by Employee will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or other obligation of any nature to which Employee is a party, or by which he is otherwise bound, including, without limitation, any other employment agreement, non-competition agreement, or confidentiality agreement. Employee further represents and warrants that he will: (i) execute a letter agreement dated September 27, 1996 with Paradise Bakery, Inc. ("the Paradise Bakery Agreement");
(ii) deliver it forthwith to Paradise Bakery, Inc.; and (iii) take all steps necessary to discharge Employee's obligations under the Paradise Bakery Agreement capable of being fulfilled within two weeks of the date hereof. A copy of the Paradise Bakery Agreement executed by the Employee is attached hereto as
Exhibit 1. In the event that the Employee fails to accomplish all obligations under the Paradise Bakery Agreement that are capable of being fulfilled within two weeks, this Agreement shall become null, void, unenforceable and without force or effect, and all copies of the Agreement held by the Employee shall be returned to the Company forthwith.

     Additionally, Employee agrees to use his best efforts to obtain a plain, clear and unequivocal waiver ("Waiver") of all competitive restrictions from Paradise Bakery, Inc., Paradise Bakeries of Tulsa, Inc. and all related or affiliated companies, including parents, subsidiaries, franchisees, successors or assigns (collectively, "Paradise Bakery"), in a form acceptable to the Company. Such Waiver shall be accompanied by the Certificates of the Secretaries of Paradise Bakery, Inc. and Paradise Bakeries of Tulsa, Inc., indicating the authority of the person(s) executing such Waiver. A form Waiver and accompanying Secretary's Certificate(s) acceptable to the Company are attached hereto as Exhibits 2, 3 and 4, respectively.

     14. Indemnification
         ---------------

     In the event that the Employee is unable within two weeks of the date hereof to obtain a Waiver of competitive restrictions acceptable to the Company, pursuant to Section 13 above, the Employee covenants and agrees to indemnify, defend, save and hold the Company and each of its employees, officers, directors, stockholders, consultants, attorneys and agents (collectively, the "Company's Parties") harmless from and against one half (the other one half to be borne by the Company) of all claims, demands, causes of action, suits, judgments, debts, liabilities, loss, costs, expense, liability, or damages (collectively, the "Damages") including, without limitation, reasonable fees and disbursements of counsel and accountants and other professionals, and other costs and expenses incident thereto (collectively, "Defense Costs") arising out of or resulting from: (i) Employee's affiliation with Paradise Bakery including, without limitation, his status as a present or former employee, officer, director, shareholder or otherwise; (ii) any non-competition, conflict of interest or other agreements with Paradise Bakery;
(iii) the failure of the Employee to perform or observe fully any covenant, agreement or provision to be performed or observed by him pursuant to the Paradise Bakery Agreement dated September 27, 1996 and attached hereto as
Exhibit 1; or (iv) any actual or threatened claim, suit, action or proceeding arising out of or resulting from the employment of the Employee by the Company, prior to receipt by the Company of the written Waiver and accompanying Secretary's Certificate(s) pursuant to Section 13 of this Agreement. It is the intent of this Section 14 that the Employee and the Company shall bear an equal 50% share of all Damages and Defense Costs incurred by the Company as set forth above, and with respect to Defense Costs, such 50% share shall be paid by the Employee to the Company within thirty (30) days of receipt of monthly statements from the Company evidencing such Defense Costs incurred pursuant to this Section
14. The Employee shall remain solely liable for any Damages or Defense Costs incurred by him individually in connection with the matters identified in this
Section 14.

     15. Governing Law
         -------------

     The terms hereof shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to its conflict of laws rules which may otherwise require the application of the law of another jurisdiction.

     16. Successors and Assigns
         ----------------------

     This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective successors, assigns, heirs, legal representatives, executors and administrators.

     17. Notices
         -------

     (i) All notices to the Employee shall be addressed to Employee at:

          24 Grand Hill Drive Dover, MA 02030

or to such other place(s) as may be designated by written notice to the Company.

     (ii) All notices to the Company shall be addressed to the Company at:

          19 Fid Kennedy Avenue
          Boston, MA 02210
          Attention: C.E.O.

          With copies to:

          Walter D. Wekstein, Esq.
          Gadsby & Hannah LLP
          125 Summer Street
          Boston, MA  02110

          Andrew L. Eisenberg, Esq.
          Palmer & Dodge LLP
          One Beacon Street
          Boston, MA  02108

or to such other place(s) as may be designated by written notice to Employee.

     (iii) Notice shall be sufficient if given by hand or by certified mail, postage prepaid, return receipt requested, addressed to the party at its address described above. Unless otherwise notified in writing, each party shall direct all sums payable to the other party at its address for notice purposes.

     18. Headings
         --------

     The captions and headings in this Agreement are for convenience and reference only, and they shall in no way be held or deemed to define, modify or add to the meaning, scope or intent of any provision of this Agreement.

     19. Entire Agreement
         ----------------

     This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, written or oral on the subject matter hereof including, but not limited to, offer letters, employment letters, and agreements concerning severance pay or stock options.

     20. Amendments
         ----------

     This Agreement may be modified only by written agreement signed by both the Employee and the Company.

     21. Waiver
         ------

     The failure of any party at any time to require the performance of any provision(s) hereof shall in no manner affect the right(s) of such party at a later time to require the performance of said provision(s), and shall not be deemed a waiver of any obligations hereunder.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement under seal, as of the date first above written.

AU BON PAIN CO., INC.

By: /s/ RONALD SHAICH                              Date: October 16, 1996
   ------------------                                   -----------------

Witness: /s/ MARIEL CLARK                          Date: October 16, 1996
        -----------------                               -----------------
[EMPLOYEE]

/s/ ROBERT TAFT                                    Date: October 5, 1996
---------------                                         ----------------

Witness: /s/ ANDREW L. EISENBERG                   Date: October 5, 1996
        ------------------------                        ----------------